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                                Exhibit 10.23(a)

                            INDEMNIFICATION AGREEMENT

         AGREEMENT DATED AS OF SEPTEMBER 15, 1995 BETWEEN DAWN TECHNOLOGIES, INC. AND WARREN NOVICK.

         The parties agree as follows:

1.   THE PARTIES AND THE CONSIDERATION

         (a) The parties to this agreement are Dawn Technologies, Inc. and Warren Novick.

         (b) Dawn Technologies, Inc. is a Delaware corporation. It has an office at 560 White Plains Road, Tarrytown, New York 10591. It is referred to below as the "Corporation".

         (c) Warren Novick is an individual person. He is referred to below as "Indemnitee".

         (d) At the request of the Corporation, Indemnitee currently serves as a director and/or officer of the Corporation and may, therefore, be subjected to actions, suits or proceedings by reason of such service.

         (e) As an inducement to Indemnitee to continue to serve as a director and/or officer, the Corporation has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any actions, suits or proceedings referred to in Section 1(d), to the fullest extent permitted by law and, to the extent, if any, that such insurance is maintained by the Corporation for any of its directors, to maintain coverage of Indemnitee under the Corporation's directors' and officers' liability insurance policies.

         (f) This agreement shall cover any act or omission by Indemnitee which
(i) occurs or is alleged to have occurred by reason of his being or having been a director, (ii) occurs or is alleged to have occurred before, during or after the time when the Indemnitee served as a director, and (iii) gives rise to, or is the direct or indirect subject of a claim in any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, at any time or times whether during or after his service as a director.

2.   INDEMNITY.

         (a) (i) The Corporation shall indemnify, to the fullest extent permitted by the Corporation's certificate of incorporation and by law, and regardless of any by-law provision to the contrary, Indemnitee, from and against any expenses (including attorneys' fees), judgments, fines, taxes, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and whether or not such action is by or in the right of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise with respect to which the Indemnitee serves or has served.

            (ii) For purposes of this agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan or its participants or beneficiaries.

         (b) Notwithstanding anything to the contrary in Section 2(a), the Corporation shall indemnify Indemnitee in any action, suit or proceeding initiated by Indemnitee only if Indemnitee acted with the authorization of the Corporation in initiating that action, suit or proceeding. However, an arbitration proceeding brought under Section 10 shall not be subject to this
Section 2(b).

         (c) Indemnification under this agreement shall be made by agreement between the board of directors of the Corporation and Indemnitee. If the board of directors and the Indemnitee cannot agree, any disagreement they may have shall be resolved by a decision of the arbitrators in an arbitration proceeding pursuant to Section 10.

         (d) Notwithstanding anything in this agreement to the contrary, if a claim for indemnification against liabilities arising under the federal Securities Act of 1933 (other than the payment by the Corporation of expenses incurred or by Indemnitee in the successful defense

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of any action, suit or proceeding) is asserted by Indemnitee in connection with securities being registered or registered thereunder, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the federal Securities Act of 1933 and both it and Indemnitee will be governed by the final adjudication of such issue.

3.   PARTIAL INDEMNITY; SUCCESSFUL DEFENSE; BURDEN OF PROOF;
     SETTLEMENT; NO PRESUMPTION.

         (a) If Indemnitee is entitled under any provisions of this agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines, taxes, penalties and amounts paid in settlement but not for the total amount thereof, the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

         (b) Notwithstanding any other provision of this agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against any and all expenses, judgments, fines, taxes, penalties and amounts paid in settlement with respect to such action, suit or proceeding.

         (c) Indemnitee shall be presumed to be entitled to indemnification for any act or omission covered in Section 1. The burden of proof of establishing that Indemnitee is not entitled to indemnification because of the failure to fulfill some requirement of Delaware law, the Corporation's certificate of incorporation or by-laws or this agreement shall be on the Corporation.

         (d) The Corporation shall not be liable to indemnify Indemnitee under this agreement for any amounts paid in settlement of any action or claim effected without the Corporation's prior written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Corporation nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

         (e) For purposes of this agreement, the termination of any action, suit or proceeding, by judgment, order ,settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or this agreement.

4.   NOTICE BY INDEMNITEE.

         Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written threat thereof; provided, however, that failure to so notify the Corporation shall not constitute a waiver by Indemnitee of his rights hereunder.

5.   ADVANCEMENT OF EXPENSES.

         In the event of any action, suit or proceeding against Indemnitee which may give rise to a right of indemnification from the Corporation pursuant to this agreement, following written request to the Corporation by Indemnitee, the Corporation shall advance to Indemnitee amounts to cover expenses incurred by Indemnitee in defending any such action, suit or proceeding in advance of the final disposition thereof upon receipt of (i) an undertaking by or on behalf of Indemnitee to repay the amount advanced unless it shall ultimately be determined in accordance with this agreement that he is entitled to be indemnified by the Corporation, and (ii) reasonably satisfactory evidence as to the amount of such expenses. Indemnitee's written certification together with a copy of an expense statement paid or to be paid by Indemnitee shall constitute satisfactory evidence as to the amount of expenses.

6.   NON-EXCLUSIVITY OF RIGHT OF INDEMNIFICATION.

         The indemnification rights granted to Indemnitee under this agreement shall not be deemed exclusive of, or in limitation of, any other rights to which Indemnitee may be entitled under Delaware law, the Corporation's certificate of incorporation or by-laws, any other agreement, any vote of shareholders or directors or otherwise. To the extent Delaware law, the Corporation's certificate of incorporation or by-laws or other applicable law, as in effect on the date hereof or at any time in the future, permit greater or less limited or conditional indemnification or advance payment of expenses than is provided for in this agreement, Indemnitee shall enjoy such greater or less limited or conditional benefits so afforded, and this agreement shall be deemed amended without any further action by the Corporation or Indemnitee to grant such greater benefits. Indemnitee shall be entitled, in the sole discretion of Indemnitee, to elect to have Indemnitee's rights hereunder interpreted on the basis of applicable law in effect at the time of execution of this agreement, at the time of the occurrence of the indemnifiable event giving rise to a claim or at the time indemnification is sought.

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7.   CONTRIBUTION.

         If the indemnification provided for in this agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for expenses, judgments, fines, taxes, penalties and amounts paid in settlement in connection with any action, suit or proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action by board action, arbitration or by the court before which such action was brought in order to reflect (a) the relative benefits received by the Corporation and Indemnitee as a result of the event and/or transaction giving cause to such action; and/or (b) the relative fault of the Corporation (and its other directors, officers, employees and agents) and Indemnitee in connection with such event and/or transaction. Indemnitee's right to contribution under this
Section 7 shall be determined in accordance with, pursuant to and in the same manner as, the provisions in Sections 2 and 3 relating to Indemnitee's right to indemnification under this agreement.

8.   LIABILITY INSURANCE.

         To the extent the Corporation maintains at any time an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any other director or officer of the Corporation under such insurance policy unless the carrier refuses to extend such coverage or the rates therefor are more than 15% higher than for covering any other director or officer covered by the policy. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the parties hereto, and the execution and delivery of this agreement shall not in any way be construed to limit or affect the rights and obligations of the Corporation and/or of the other parties under any such insurance policy.

9.   TERMINATION OF AGREEMENT AND SURVIVAL OF RIGHT OF INDEMNIFICATION.

         (a) Subject to Section 9(b), this agreement shall terminate when Indemnitee's term of office as a director and/or officer ends.

         (b) The rights granted to Indemnitee hereunder shall continue after termination as provided in Section 1 and shall inure to he benefit of Indemnitee, his personal representatives, heirs, executors, administrators and beneficiaries, and this agreement shall be binding upon the Corporation and its successors and assigns.

10.  ARBITRATION OF ALL DISPUTES CONCERNING ENTITLEMENT.

         Any controversy or claim arising out of or relating to Indemnitee's entitlement to indemnification under this agreement shall be settled by arbitration in the City of White Plains, New York or New York, New York. The arbitration shall be conducted by and in accordance with the rules of the American Arbitration Association. The location of the arbitration shall be selected by the party demanding arbitration. The arbitration shall be resolved by a single arbitrator unless one of the parties specifies that it prefers three arbitrators, in which case the arbitration shall be resolved by three arbitrators. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Interest on any judgment shall be assessed at a rate or rates the arbitrators consider just under the circumstances. If it is necessary or desirable for Indemnitee to retain legal counsel or incur other costs and expenses in connection with enforcement of his rights under this agreement, the Corporation shall pay his reasonable attorneys' fees and costs and expenses in connection with enforcement of his rights (including the enforcement of any arbitration award in court), regardless of the final outcome, unless the arbitrators determine that under the circumstances recovery by Indemnitee of all or a part of any such fees and costs and expenses would be unjust.

11.  INTERPRETATION.

         (a) Captions and headings used in this agreement are for reference only.

         (b) A male or female person may be referred to in this agreement by a neuter pronoun. A person other than an individual person may be referred to in this agreement by a personal pronoun. The singular includes the plural and the plural includes the singular.

         (c) A provision of this agreement which requires a party to perform an action shall be construed so as to require the party to perform the action or to cause the action to be performed. A provision of this agreement which prohibits a party from performing an action shall be construed so as to prohibit the party from performing the action or permitting others to perform the action on the party's behalf.

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         (d) "Including" means "including but not limited to". "Any" means "any and all". "May" means "may but shall not be obligated to".

         (e) This agreement may not be changed or cancelled orally.

12.  NOTICES.

         All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified or registered mail, return receipt requested, with postage prepaid:

         (a)  If to Indemnitee, to:
                  Warren Novick
                  40 Gibraltar Lane
                  Avon, Connecticut  06001

         (b)  If to the Corporation, to:
                  Dawn Technologies, Inc.
                  560 White Plains Road
                  Tarrytown, New York  10591
                  Attention:  John McTigue

or to such person or address as Indemnitee or the Corporation shall furnish to the other party in writing pursuant to the above.

13.  GOVERNING LAW.

         (a) Except as provided for in Section 13(b), this agreement shall be governed by the laws of the State of Delaware, without application of the principles of conflicts of laws thereof.

         (b) Any arbitration under this agreement shall be governed by the laws of the State of New York.

14.  SEVERABILITY.

         If any provision of this agreement is determined to be invalid, illegal or unenforceable, this invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this agreement, and there shall be substituted for the provision at issue a valid and enforceable provision as similar as possible to the provision at issue.

         To signify his agreement to the foregoing, Warren Novick has executed this agreement.

         To signify its agreement to the foregoing, Dawn Technologies, Inc. has caused this agreement to be executed and attested to by its duly authorized officers.

                                           s/WARREN NOVICK
                                           -------------------------------
                                           Warren Novick

Attest:                                    Dawn Technologies, Inc.

                                           By: /s/JOHN McTIGUE
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                                              John McTigue, President and
                                              Chief Executive Officer

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